UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X] Preliminary Proxy Statement            [_] Soliciting Material Pursuant to
[_] Confidential, For Use of the               SS.240.14a-11(c) or SS.240.14a-12
    Commission Only (as permitted
    by Rule 14a-6(e)(2))
[_] Definitive Proxy Statement
[_] Definitive Additional Materials




                                   AMBI Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:

________________________________________________________________________________
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:

________________________________________________________________________________
5)   Total fee paid:

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     [_]  Fee paid previously with preliminary materials:

________________________________________________________________________________
     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          1)   Amount previously paid:

________________________________________________________________________________
          2)   Form, Schedule or Registration Statement No.:

________________________________________________________________________________
          3)   Filing Party:

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          4)   Date Filed:

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EDGARLink 7.0 (8/00) Ver. 3.1

                                    AMBI INC.
                   NOTICE OF AN ANNUAL MEETING OF SHAREHOLDERS

     Notice is hereby given that the Annual Meeting of Shareholders of AMBI Inc. (the "Company") will be held at The Tarrytown Hilton, 455 South Broadway, Tarrytown, New York on March 8, 2001 at 10 A.M. for the following purposes as set forth in the accompanying Proxy Statement:

     1.   To elect seven directors to serve for a term of one year;

     2. To consider and act upon a proposal to amend the Certificate of Incorporation of the Company to change the Company's name to Nutrition 21, Inc.

     3. To ratify the selection and appointment by the Company's Board of Directors of Ernst & Young LLP, independent certified public accountants, as auditors for the Company for the fiscal year ending June 30, 2001; and

     4. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Holders of record of the Company's Common Stock at the close of business on January 24, 2001 will be entitled to vote at the meeting.


                                    By Order of the Board of Directors


                                    BENJAMIN T. SPORN,
                                    Secretary


Dated:  February 2, 2001

                                    AMBI INC.
                              4 MANHATTANVILLE ROAD
                            PURCHASE, NEW YORK 10577
                              --------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MARCH 8, 2001

                                 PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of proxies to be voted at the Annual Meeting of Shareholders of the Company to be held at the The Tarrytown Hilton, 455 South Broadway, Tarrytown, New York at 10 A.M. on March 8, 2001, and at any adjournments thereof. The shares represented by proxies that are received in the enclosed form and properly filled out will be voted in accordance with the specifications made thereon. In the absence of specific instructions, proxies will be voted in accordance with the recommendations made herein with respect to the proposals described in this Proxy Statement. Proxies may be revoked by shareholders by written notice received by the Secretary of the Company at the address set forth above, at any time prior to the exercise thereof. Shareholders of record at the close of business on January 24, 2001 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. As of January 24, 2001, the Company's voting securities outstanding totaled 31,266,019 shares of Common Stock.


                         ITEM 1 -- ELECTION OF DIRECTORS

     It is the intention of the persons named in the enclosed form of proxy, unless such proxy specifies otherwise, to nominate and to vote the shares represented by such proxy for the election of the nominees listed below to hold office until the next Annual Meeting of Shareholders or until their respective successors shall have been duly elected and qualified. The Company has no reason to believe that any of the nominees will become unavailable to serve as directors for any reason before the Annual Meeting. However, in the event that any of them shall become unavailable, the person designated as proxy reserves the right to substitute another person of his choice when voting at the Annual Meeting. Certain information regarding each nominee is set forth in the table and text below. The number of shares, if any, beneficially owned by each nominee is listed below under "Principal Shareholders and Share Ownership of Directors and Officers."

     The directors serve for a term of one year and until their successors are duly elected and qualified. The Board of Directors held 6 meetings in the fiscal year ended June 30, 2000. All directors attended all meetings of the Board during the fiscal year, except for one director who attended five meetings. Sander A. Flaum resigned from the Board on November 24, 1999, and John H. Gutfreund was elected to the Board February 1, 2000. Fredric D. Price resigned as President, Chief Executive Officer, and a Director of the Company and its subsidiaries on September 29, 2000, and was succeeded by Gail Montgomery in all of his Company capacities. Non-management Directors each receive a quarterly director's fee of $1,800 and the Chairman of the Board receives a quarterly director's fee of $3,600. Each also receives $500 for each meeting of the Board attended in person, $250 for each meeting of the Board attended telephonically, and each receives annually options to acquire 10,000 shares of Common Stock. During December 2000, each non-management Director was granted options to acquire an additional 10,000 shares of Common Stock. The Company has an Audit Committee of the Board which consists of Mr. Flynn and Dr. Benson. There are no arrangements as to compensation of members of this committee in such capacity. The Audit Committee held two meetings during the fiscal year ended June 30, 2000. The Company has a Compensation Committee of the Board which currently consists of Dr. Cross, Mr. Flynn and Dr. Pollack. There are no arrangements as to compensation of members of this committee in such capacity. The Compensation Committee held three meetings during the fiscal year ended June 30, 2000. Officers serve at the pleasure of the Board of Directors. There are no family relationships among directors, nominees or executive officers, nor are there any arrangements or understandings between any such director or nominee and any other person pursuant to which any director or nominee was selected as such other than as described below.

     On December 12, 1996, the Company completed the sale of its UK-based subsidiary, Aplin & Barrett Limited ("A&B") to Burns, Philp & Company Limited ("BP") in accordance with the terms of a Share Purchase Agreement for $13.5 million in cash and the payment to the Company of 2.42 million shares of the Company's Common Stock held by BP. So long as BP owns at least 20% of the Company's outstanding common stock, BP is entitled to nominate one member for election to the Company's Board. To date, BP has not nominated a director. See also "Certain Relationships and Related Transactions."

     All of the nominees are currently serving as directors. The name, age and term of office as director of each nominee for election as director and his or her present position(s) with the Company and other principal affiliations are:

NOMINEE FOR ELECTION         DIRECTOR SINCE   POSITION(S)

Gail Montgomery (47)              2000        President and
                                              Chief Executive Officer

Robert E. Flynn (67)              1996        Chairman of the Board

P. George Benson, PhD (54)        1998        Dean, Terry College of Business,
                                              University of Georgia

Audrey T. Cross, PhD (55)         1995        Associate Clinical Professor,
                                              School of Public Health,
                                              Columbia University

John H. Gutfreund (71)            2000        President,
                                              Gutfreund & Company, Inc.

Marvin Moser, MD (77)             1997        Clinical Professor of Medicine,
                                              Yale University School of Medicine

Robert E. Pollack, PhD (60)       1995        Professor of Biological Science,
                                              Columbia University

     Gail Montgomery has been President, Chief Executive Officer and a Director of the Company since September 2000. From July 1999 to September 2000, she served the Company's Nutrition 21 subsidiary in various capacities, most recently as Vice President and General

Manager. From November 1998 to July 1999, Ms. Montgomery was President of Health Advantage Consulting, a consulting firm which provided strategic planning, new product introduction, and market development services to the nutrition industry. From 1992 to 1998 she worked for Diet Workshop, a diet franchise network, most recently as President and CEO. From 1979 to 1992 Ms. Montgomery has served in various capacities in the health and fitness sector. She received a BA from Douglas College of Rutgers University in communications.

     Robert E. Flynn was elected a Director of the Company in October 1996 and Chairman of the Board of Directors in October 1997. He served as Chairman of the NutraSweet Company from June 1990 until he retired in December 1995. Mr. Flynn also served as Chief Executive Officer of the NutraSweet Company from June 1990 until March 1995. From 1981 to 1990, he served in various executive capacities with Fisher Controls International Inc., including Chairman and Chief Executive Officer. Prior thereto from 1957 to 1981, Mr. Flynn held positions of increasing importance with The Carborundum Co. Mr. Flynn is also a member of the Board of Stantec Inc. and WorldPages.com. He received a BSc from Loyola College, a BEE from McGill University and an MBA from Rutgers University

     P. George Benson, PhD, was elected a Director of the Company in July 1998. Dr. Benson is Dean of the Terry College of Business and holds the Simon S. Selig, Jr. Chair for Economic Growth at the University of Georgia. Dr. Benson was previously the Dean of the Faculty of Management at Rutgers University and a professor of decision sciences at the Carlson School of Management of the University of Minnesota. In 1997, he was appointed by the U.S. Secretary of Commerce to a three-year term as one of the nine judges for the Malcolm Baldrige National Quality Award. In 1996, Business News New Jersey named Dr. Benson one of New Jersey's "Top 100 Business People". He received a BS from Bucknell University and a PhD in decision sciences from the University of Florida.

     Audrey T. Cross, PhD, was elected a Director of the Company in January 1995. Dr. Cross has been Associate Clinical Professor at the Institute of Human Nutrition at the School of Public Health of Columbia University since 1988. She also works as a consultant in the areas of nutrition and health policy. She has served as a special assistant to the United States Secretary of Agriculture as Coordinator for Human Nutrition Policy and has worked with both the United States Senate and the California State Senate on nutrition policy matters. Dr. Cross received a BS in dietetics, a Master of Public Health in nutrition and a PhD from the University of California at Berkeley, and a JD from the Hastings College of Law at the University of California at San Francisco.

     John H. Gutfreund was elected a Director of the Company in February 2000. Mr. Gutfreund is president of Gutfreund & Company, Inc., a New York-based financial consulting firm that specializes in advising select corporations and financial institutions in the United States, Europe and Asia. He is the former chairman and chief executive officer of Salomon Inc., and past vice chairman of the New York Stock Exchange and a past board member of the Securities Industry Association. Mr. Gutfreund is active in the management of various civic, charitable, and philanthropic organizations, including the New York Public Library, and the Astor, Lenox, Tilden, and Aperture Foundations. Mr. Gutfreund is also a director of Ascent Assurance, Inc., Baldwin Piano & Organ Company, Evercel Inc., Foamex International Inc., LCA-Vision, Inc., and The Universal Bond Fund. He received a BA from Oberlin College

     Marvin Moser, MD was elected to the Board of Directors in October 1997. He is clinical professor of medicine at Yale and senior medical consultant at the National High Blood Pressure Education Program of the National Heart, Lung and Blood Institute. Dr. Moser's work has focused on various approaches to the prevention and treatment of hypertension and heart disease. He has published extensively on this subject with over 400 publications. He has authored or contributed to more than 30 books and numerous physician and patient education programs. He is editor-in-chief of the Journal of Clinical Hypertension. Dr. Moser is also a member of the Board of The Third Avenue Value Funds and the Trudeau Institute. Dr. Moser holds a BA from Cornell University and an MD from Downstate University College of Medicine.

     Robert E. Pollack, PhD, was elected a Director of the Company in January 1995. Dr. Pollack has been a Professor of Biological Sciences at Columbia University since 1978. In addition, from 1982 to 1989 he was Dean of Columbia College. Prior thereto he was Professor of Microbiology at the State University of New York School of Medicine at Stony Brook, Senior Scientist at Cold Spring Harbor Laboratory, Special NIH fellow at the Weizmann Institute in Israel, and NIH Fellow in the Department of Pathology at New York University School of Medicine. He is the author of more than one hundred research papers on the molecular biology of viral oncogenesis, a dozen articles in the popular press, and three books. He received a BA in physics from Columbia University and a PhD in biology from Brandeis University.

EXECUTIVE OFFICERS

The name, age and position(s) of each executive officer of the Company are:

           NAME                                       POSITION(S)

Gail Montgomery (47)             President, Chief Executive Officer and Director

Benjamin T. Sporn (62)           Senior Vice President, General Counsel
                                 and Secretary

Gerald A. Shapiro (54)           Vice President, Finance and Administration,
                                 and Chief Financial Officer

Jonathan de la Harpe, PhD (55)   Senior Vice President, Chief Science Officer

Alan J. Kirschbaum (55)          Controller

                          ----------------------------

     Officers of the Company serve at the pleasure of the Board of Directors subject to any contracts of employment. See the biographical descriptions under nominees for election as directors for additional information on Ms. Montgomery.

     Benjamin T. Sporn has been legal counsel to the Company since 1990 and has served as Secretary of the Company since 1986, and was appointed Senior Vice President and General Counsel in February 1998. He was an attorney with AT&T from 1964 until December 1989 when he retired from AT&T as a General Attorney for Intellectual Property Matters. Mr. Sporn was a director of the Company from 1986 until 1994. He received a BSE degree from Rensselaer Polytechnic Institute and a JD degree from American University.

     Gerald A. Shapiro was appointed Vice President, Finance and Administration & Chief Financial Officer of the Company in March 1998. From 1996 to 1998, Mr. Shapiro was Managing Director in the Corporate Finance practice at KPMG Peat Marwick LLP, specializing in merger and acquisition activities. From 1995 to 1996, he was a Vice President in the Equity Capital Group of GE Capital Services and also served as Chief Operating Officer and Director of Shoe-Town, Inc., a GE Capital unit. From 1991 to 1995, Mr. Shapiro was a Managing Director in the healthcare investment banking group at Furman Selz LLC, concentrating on pharmaceuticals and medical devices. Prior to that, he held senior executive positions at Equitable Capital Management Corporation and ITT Corporation with primary focus on mergers and acquisitions. Mr. Shapiro received a BSEE from City College of New York and an MBA from the Columbia University Graduate School of Business.

     Jonathan de la Harpe, PhD, was appointed Vice President, Technical Operations, of the Company in February 1998, and is currently Senior Vice President, Chief Science Officer. Dr. de la Harpe has been on the staff at AMBI since 1989, holding positions as Group Leader, Analytical and Biochemistry; Program Manager; Senior Manager, Product Development; and Director of Technical Operations, Pharmaceutical Products. In the years 1981 to 1988, Dr. de la Harpe held positions as Post-doctoral Fellow and later Research Associate at The Rockefeller University, and as Assistant Professor at Cornell University Medical College. During this period, Dr. de la Harpe also held positions as a Visiting Scientist at Genentech Inc., and Scientist at the Friedrich Miescher Institute in Basel, Switzerland. Dr. de la Harpe holds a BSc (Hons) and PhD from the University of Cape Town, South Africa.

     Alan J. Kirschbaum was appointed Controller in October 1999. From 1996 to 1999, Mr. Kirschbaum was Vice President and Controller of AMS Asset Management Services. From 1984 to 1996, he held a series of increasingly responsible financial positions with Ascom Timeplex, Inc. He holds a BS from Pennsylvania State University, an MBA from Pace University, and is a Certified Public Accountant.

EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid or accrued by the Company during the three fiscal years ended June 30, 2000 (i) to its Chief Executive Officer and (ii) to the four highest paid executive officers of the Company, and one former executive, whose cash compensation exceeded $100,000 in the 2000 fiscal year:

                                         SUMMARY COMPENSATION TABLE (1)(2)(5)

=====================================================================================================================

NAME AND PRINCIPAL POSITION                                                         LONG-TERM           ALL  OTHER
         (A)                                ANNUAL COMPENSATION                    COMPENSATION       COMPENSATION
                                      (B)            (C)           (D)                 (E)                 (i)
                                -------------------------------------------------------------------------------------
                                     PERIOD       SALARY ($)      BONUS ($)         SECURITIES               ($)
                                                                                    UNDERLYING
                                                                                   OPTIONS/SARS
                                                                                       (#)
---------------------------------------------------------------------------------------------------------------------
Gail Montgomery, President,
Chief Executive Officer and     7/27/99 - 6/30/00  113,180                          25,000
Director (3)
---------------------------------------------------------------------------------------------------------------------
Jonathan de la Harpe,
Senior Vice President,          7/1/97 - 6/30/98   113,000                          10,000
Chief Science Officer
                                -------------------------------------------------------------------------------------

                                7/1/98 - 6/30/99   129,923        30,000            15,000
                                -------------------------------------------------------------------------------------

                                7/1/99 - 6/30/00   160,000        50,000            32,000                2,713
---------------------------------------------------------------------------------------------------------------------
Alan J. Kirschbaum, Controller  7/1/99 - 6/30/00   137,500           15,000         15,000

---------------------------------------------------------------------------------------------------------------------
Fredric D. Price, former
President, Chief Executive      7/1/97 - 6/30/98   275,000        200,000           465,000
Officer and Director (4)
                                -------------------------------------------------------------------------------------

                                7/1/98 - 6/30/99   275,000        275,000                                21,154
                                -------------------------------------------------------------------------------------

                                7/1/99 - 6/30/00   275,000         275,000                               21,154
---------------------------------------------------------------------------------------------------------------------
Gerald A. Shapiro,  Vice
President - Finance &           3/9/98 - 6/30/98    49,231                           75,000
Administration, & CFO
                                -------------------------------------------------------------------------------------

                                7/1/98 - 6/30/99   160,000        28,000            25,000               10,666
                                -------------------------------------------------------------------------------------

                                7/1/99 - 6/30/00   172,000         30,000                                10,666

---------------------------------------------------------------------------------------------------------------------

Benjamin T. Sporn, Senior       7/1/97 - 6/30/98   147,000        30,000            15,000
Vice President, General
Counsel and Secretary
                                -------------------------------------------------------------------------------------

                                7/1/98 - 6/30/98   160,000        50,000            25,000
                                -------------------------------------------------------------------------------------

                                7/1/99 - 6/30/00   190,000        75,000
=====================================================================================================================

(1) The above compensation does not include the use of an automobile and other personal benefits, the total value of which do not exceed as to any named officer or director or group of executive officers, the lesser of $50,000 or 10% of such person's or persons' cash compensation

(2) Pursuant to the regulations promulgated by the Securities and Exchange Commission (the "Commission"), the table omits a number of columns reserved for types of compensation not applicable to the Company.

(3) Ms. Montgomery succeeded Mr. Price as CEO, President and Director on September 29, 2000.

(4)  Mr. Price's employment with the Company terminated September 29, 2000.

(5)  All Other Compensation represents loans and interest forgiven.

None of the individuals listed above received any long-term incentive plan awards during the fiscal year.


EMPLOYMENT AGREEMENT

     The Company entered into an employment agreement, effective October 1, 2000, with Gail Montgomery. The agreement has a two year term which ends on September 30, 2002, and provides for an annual salary of $275,000, and the grant of Stock Options to purchase up to 150,000 shares of the Company's common stock at $1.3125 per share. The Options vest 50% on October 16, 2001 and 50% on October 16, 2002, but only if Ms. Montgomery is employed by the Company on these dates, and expire in 2005. Although employment under the agreement is at will, if employment is terminated by the Company under certain circumstances, Ms. Montgomery will receive continuation of her salary for one year, certain benefits will continue for twelve months after termination, and all of Ms. Montgomery's stock options will vest. In addition, in the event of certain changes in control in stock ownership of the Company, Ms. Montgomery will receive a minimum of two times her annual salary.


STOCK OPTION PLANS

     The Board of Directors has adopted and the shareholders have approved five Stock Option Plans (the "Plan(s)"):

     1. The Incentive Stock Option Plan provides for the grant of qualified incentive stock options to officers and key employees.

     2. The Non-qualified Stock Option Plan provides for the grant of options to various persons who render certain services to the Company.

     3. The 1989 Stock Option Plan provides for the grant of options to either group which, in the case of employees, may be incentive stock options.

     4. The 1991 Stock Option Plan provides for the grant of options to either group which, in the case of employees, may be incentive stock options.

     5. The 1998 Stock Option Plan provides for the grant of options to either group which, in the case of employees, may be incentive stock options.

     Each of the Incentive and Non-qualified Stock Option Plans permits the purchase of an aggregate of up to 250,000 shares of Common Stock. The 1989 Stock Option Plan permits the purchase of an aggregate of up to 500,000 shares of Common Stock. The 1991 Stock Option Plan permits the purchase of an aggregate of up to 3,000,000 shares of Common Stock. The 1998 Stock Option Plan permits the purchase of an aggregate of up to 2,500,000 shares of Common Stock. The purpose of the Plans is to attract and retain competent executive personnel and other key employees and consultants and to provide incentives to all such persons to use their effort and skill for the advancement and betterment of the Company by permitting them to participate in the ownership of the Company.

     Options granted as qualified incentive stock options are intended to qualify as Incentive Stock Options within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended. The exercise price of Incentive Stock Options granted under the Plans shall not be less than the fair market value (110% of the fair market value for 10% or greater shareholders) of the Common Stock on the date of grant. Incentive Stock Options may not be exercised later than ten years from the date of grant (five years for 10% or greater shareholders). Determinations as to recipients of stock options under the Plans and other terms of such grants are made by the Company's Board of Directors.

     The following table sets forth information as of June 30, 2000 with regard to options granted (i) to the Company's Chief Executive Officer, and (ii) to certain executive officers, and (iii) one former executive of the Company named in the Summary Compensation Table.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

--------------------------------------------------------------------------------------------------------------------
                                                                                            Potential Realizable
                                   Individual Grants                                          Value At Assumed
                                                                                            Annual Rates Of Stock
                                                                                              Price Appreciation
                                                                                               For Option Term
--------------------------------------------------------------------------------------------------------------------

                                                Percent Of
                                 Number Of         Total
                                 Securities       Options       Exercise
                                 Underlying     Granted To       Or Base
             Name                 Options      Employees In       Price      Expiration
             (a)                 Granted (#)    Fiscal Year      ($/Sh)          Date       5% ($)       10% ($)
                                    (b)             (c)            (d)           (e)          (f)          (g)
--------------------------------------------------------------------------------------------------------------------

A.  Jonathan de la Harpe           32,000          7.17        $2.46875         (1)       $49,683      $125,906
--------------------------------------------------------------------------------------------------------------------


B.  Alan J. Kirschbaum             15,000          3.34        $2.8750          (1)       $27,121      $68,730
--------------------------------------------------------------------------------------------------------------------


C. Gail Montgomery (2)             25,000          5.60        $3.25            (1)       $24,997      $42,074
--------------------------------------------------------------------------------------------------------------------


D.  Fredric D. Price (3)             0               0              --          --             --           --
--------------------------------------------------------------------------------------------------------------------


E.  Gerald A. Shapiro                0               0              --           --            --           --
--------------------------------------------------------------------------------------------------------------------


F.  Benjamin T. Sporn                0               0              --           --            --           --
--------------------------------------------------------------------------------------------------------------------

(1) Vesting 20% per year; expiration the earlier of 5 years from vesting or 89 days after termination of employment.

(2) Ms. Montgomery succeeded Mr. Price as CEO, President and Director on September 29, 2000.

(3)  Mr. Price's employment with the Company terminated September 29, 2000.


     The following table sets forth information with regard to aggregated option values at June 30, 2000 of options granted (i) to the Company's Chief Executive Officer, and (ii) to the four highest paid executive officers and a former executive of the Company whose cash compensation exceeded $100,000 per year in such year.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

---------------------------------------------------------------------------------------------------------------------

                                               INDIVIDUAL GRANTS
---------------------------------------------------------------------------------------------------------------------

       (a)             (b)          (c)                      (d)                                 (e)
      Name           Shares        Value       Number of Unexercised Options at   Value of Unexercised In-the-Money
                    Acquired    realized ($)              FY-End (#)                      Options at FY-End
                       in
                    Exercise
                       (#)
                                             ------------------------------------------------------------------------

                                                  Exercisable      Unexercisable        Exercisable    Unexercisable
---------------------------------------------------------------------------------------------------------------------

Jonathan de la Harpe         0             0           36,000             54,000               $376          $16,511
---------------------------------------------------------------------------------------------------------------------

Alan J.Kirschbaum            0             0           13,000             27,000            $19,173          $17,003
---------------------------------------------------------------------------------------------------------------------

Gail Montgomery              0             0                0             25,000                 $0              $0)
---------------------------------------------------------------------------------------------------------------------

Fredric D. Price             0             0          831,000            169,000           $348,750         $174,375
---------------------------------------------------------------------------------------------------------------------

Gerald A. Shapiro            0             0           35,000             65,000            $48,436          $92,967
---------------------------------------------------------------------------------------------------------------------

Benjamin T. Sporn            0             0          111,500             46,000            $24,813          $47,688
---------------------------------------------------------------------------------------------------------------------

PENSION PLANS

AMBI INC.

     Eligible employees of the Company are entitled to participate in the Burns Philp Inc. Retirement Plan for Non-Bargaining Unit Employees, a non-contributory pension plan (the "Pension Plan") maintained by Burns Philp as long as Burns Philp maintains the Pension Plan and owns at least 20% of the Company's outstanding Common Stock. Burns Philp currently holds approximately 25% of the Company's outstanding Common Stock. Assuming retirement at age 65, the Pension Plan provides benefits equal to the greater of (a) 1.1% of the employee's final average earnings multiplied by the number of years of credited service plus 0.65% of the employee's final average earnings in excess of the average of the contribution and the benefit basis in effect under Section 230 of the Social Security Act for each year in the 35-year period ending with the year of Social Security retirement age as calculated under Section 401(1)(5)(E) of the Code and Table 1 of IRS Notice 89-70, multiplied by the employee's years of credited service up to 35, minus any predecessor plan benefit in the case of an employee who participated in a predecessor plan or (b) $24 multiplied by the number of years of credited service up to 25 years plus $12 multiplied by the years of employment from 26-40 years, minus any predecessor plan benefit in the case of an employee who participated in a predecessor plan. The "final average earnings" are the average monthly earnings during the five highest-paid consecutive calendar years within the last ten calendar years of credited service with the Company. Earnings include the salary and bonus listed in the summary compensation table. Earnings which may be considered under the Pension Plan are limited to $170,000 per year subject to annual cost of living adjustments as determined by the IRS.

     The following table sets forth estimated annual benefits payable upon retirement, assuming retirement at age 65 in 2000 and a single life annuity benefit, according to years of credited service and final average earnings. The benefits listed are not subject to any deduction for Social Security or other offset amounts.

                            YEARS OF CREDITED SERVICE
final average
earnings      15            20             25            30           35
--------------------------------------------------------------------------------
$25,000       $4,320        $5,760         $7,200        $8,160       $9,600

$50,000       $9,600        $12,840        $16,080       $19,320      $22,560

$75,000       $16,200       $21,600        $27,000       $32,520      $37,920

$100,000      $22,800       $30,360        $38,040       $45,600      $53,160

$150,000      $35,880       $47,880        $59,880       $71,880      $83,880

$170,000      $41,160       $54,840        $68,640       $82,320      $96,120
and up

     Jonathan de la Harpe, Alan J. Kirschbaum, Gail Montgomery, Gerald A. Shapiro, and Benjamin T. Sporn each have 8.0, 1.78, 1.5, 2.75, and 8.5 years, respectively, of credited service under the Pension Plan as of June 30, 2000, and, at age 65, would have approximately 18, 11, 19, 14, and 11 years of credited service, respectively.


COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that during the period from July 1, 1999 through June 30, 2000 all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with.

                                PERFORMANCE GRAPH

     The following graph compares the cumulative total return on a hypothetical investment made on June 30, 1995 through June 30, 2000 (assuming reinvestment of dividends) in: (a) the Company's Common Stock; (b) all NASDAQ stocks and (c) all pharmaceutical companies listed on NASDAQ. Pharmaceutical companies represent the industry grouping for which information was readily available which is most comparable to the Company. The graph shows how a $100 investment would increase or decrease in value over time, based on dividends (stock or cash) and increases or decreases in the market price of the stock and each of the indexes.

Date                 AMBI             NASDAQ          NASDAQ Pharmaceutical

6/30/95               100                100                            100
6/28/96               350           128.3823                       147.2451
6/30/97          158.3333           139.7251                       149.8216
6/30/98             93.75           205.5167                       153.4559
6/30/99             16.25           295.6506                       214.0398
6/30/00          204.1667           437.0109                       480.4794


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Board of Directors determines executive compensation taking into consideration recommendations of the Compensation Committee. No member of the Company's Board of Directors is an executive officer of a company whose compensation committee or board of directors includes an executive officer of the Company.

BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

     The process of determining the compensation of the executive officers of the Company includes, among other things, evaluations of its executive officers performance against certain objective and subjective assessments and takes into consideration the performance of Company against planned objectives. The Board of Directors approved a two-year employment agreement with Ms. Montgomery. See "Employment Agreement." The Board adjusted compensation of certain officers during the fiscal year to reflect its evaluations of performance.

PRINCIPAL SHAREHOLDERS AND SHARE OWNERSHIP OF DIRECTORS AND OFFICERS.

     The following table sets forth, as of January 24, 1999, information regarding the beneficial ownership of the Company's Common Stock based upon the most recent information available to the Company for (i) each person known by the Company to own beneficially more than five (5%) percent of the Company's outstanding Common Stock, (ii) each of the Company's executive officers and directors and (iii) all officers and directors of the Company as a group. Unless otherwise indicated, each stockholder's address is c/o the Company, 4 Manhattanville Road, Purchase, New York 10577-2197.

                   Shares Owned Beneficially and of Record (1)

Name and Address                                No. of Shares         % of Total

Gail Montgomery (2)                                    5,000               *

Robert E. Flynn (3)                                  122,000               *

P. George Benson (4)                                  45,000               *

Audrey T. Cross (5)                                   74,000               *

Jon de la Harpe (2)                                   44,733               *

John H. Gutfreund (6)                                 45,000               *

Alan J. Kirschbaum (2)                                26,000               *

Marvin Moser (2)                                     125,000               *

Robert E. Pollack (2)                                 80,000               *

Gerald A. Shapiro (7)                                 63,133               *

Benjamin T. Sporn (8)                                161,292               *

American Home Products Corporation                 3,478,261              11.12
5 Giralda Farms
Madison, NJ 07940

Burns Philp & Company Limited (9)                  7,763,837              24.83
7 Bridge Street
Sydney, NSW 2000, Australia

~All Officers and Directors                          791,158               2.48
as a Group (10 persons)
(2)(3)(4)(5)(6) and (7)
---------------------------

     * Less than 1%


     (1) Includes shares issuable within 60 days upon the exercise of all options and warrants. Shares issuable under options or warrants are owned beneficially but not of record.

     (2) Consists of shares issuable upon exercise of currently exercisable options under the Company's Stock Option Plans.

     (3)  Includes   110,000   shares   issuable   upon  exercise  of  currently
          exercisable options under the Company's Stock Option Plans.

     (4) Includes 40,000 shares issuable upon exercise of currently exercisable options under the Company's Stock Option Plans.

     (5) Includes 70,000 shares issuable upon exercise of currently exercisable options under the Company's Stock Option Plans.

     (6) Includes 20,000 shares issuable upon exercise of currently exercisable options under the Company's Stock Option Plans.

     (7) Includes 53,333 shares issuable upon exercise of currently exercisable options under the Company's Stock Option Plans.

     (8)  Includes   132,167   shares   issuable   upon  exercise  of  currently
          exercisable options under the Company's Stock Option Plans.

     (9)  Consists of shares owned by subsidiaries.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     As of June 30, 1999, BP owned 7,763,837 shares of Common Stock, and continues such Common Stock ownership as of the date hereof.

On December 12, 1996, the Company completed the sale of its UK-based subsidiary, A&B to BP in accordance with the terms of a Share Purchase Agreement. In connection with the transaction, the Company and A&B entered into two License Agreements. Pursuant to the first License Agreement, the Company is exclusively licensed by A&B for the use of nisin generally in pharmaceutical products and animal healthcare products. Pursuant to the second License Agreement, A&B is exclusively licensed by the Company generally for the use of nisin as a food preservative and for food preservation. The Company and BP also entered into an Investors' Rights Agreement which provides that so long as BP owns at least 20% of the Company's outstanding common stock, BP is entitled to nominate one member for election to the Company's Board. Currently, BP has not nominated a member for election to the Company's Board. The amount of consideration for the sale was arrived at through arms-length negotiation and a fairness opinion was obtained.

     In October 1998, the Company issued 3,478,261 shares of Common Stock to AHP for $4.0 million. AHP currently holds approximately 11.12% of the Company's outstanding Common Stock. Under a separate agreement in October 1998, AHP paid the Company $1.0 million for exclusive rights to sell the Company's Cardia Salt in retail markets in the United States.


ITEM 2 - PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO CHANGE THE COMPANY'S NAME TO NUTRITION 21, INC.

     The Board of Directors has approved an amendment of the Certificate of Incorporation which would change the name of the Company. The proposed change is from AMBI Inc. to Nutrition 21, Inc. Nutrition 21 is the name by which the Company is best known in the trade as a premier developer and marketer of premium nutrition products whose efficacy is supported by the results of clinical studies. In addition, the name AMBI derives from the acronym Applied Microbiology, Inc., and carries with it a suggestion that the Company is microbiology-based. The Company has completed the out-licensing of its microbiology technology, and is now focused on nutrition products. The Company has reserved the Nasdaq symbol "NXXI" in which the "N" stands for Nutrition, and "XXI" is Roman symbol for 21. The Company anticipates that the cost of publicizing the change of name will not be significant.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

ITEM 3 -- RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     Subject to the approval by the shareholders, the Audit Committee of the Board of Directors has appointed Ernst & Young LLP ("E & Y") as the Company's independent public accountants to audit its financial statements for the fiscal year ending June 30, 2001. On January , 2001, the Company engaged E & Y as its independent accountants to audit its financial statements. On January 18, 2001, the Company informed KPMG LLP ("KPMG") that KPMG would no longer serve as the Company's independent auditor. It is expected that a representative of KPMG will be present at the Annual Meeting.

KPMG's reports on the Company's financial statements for the fiscal years ending June 30, 1998, 1999, and 2000, have not contained an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. There have been no disagreements, prior, during or subsequent to the Company's fiscal years ending June 30, 1998, 1999, and 2000, to January 18, 2001, between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to KPMG's satisfaction, would have caused KPMG to make reference to the subject matter of such disagreements in connection with its report.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT ACCOUNTANTS FOR FISCAL 2001.

OTHER MATTERS

Report of the Audit Committee

The Audit Committee of AMBI Inc. is composed of two independent directors. The Committee operates under a written charter adopted by the Company's Board of Directors, which is included as an Appendix to this Proxy Statement, and which meets NASDAQ's requirements. The Audit Committee will be expanded to three independent directors prior to June 14, 2001 as required by NASDAQ.

Management of the Company has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The Audit Committee is responsible for reviewing the Company's financial reporting process on behalf of the Board of Directors.

In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has discussed the consolidated financial statements with management and the independent accountants. The Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards ("SAS") No. 61, "Communication With Audit Committees" and SAS No. 90, "Audit Committee Communications."

The Company's independent accountants also provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1, "Independence Discussions With Audit Committees, " and the Committee discussed with the independent accountants that firm's independence.

Based on the Committee's discussions with management and the independent accountants and the Committee's review of the report of the independent accountants on the consolidated financial statements of the Company for the year ended June 30, 2000, the Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended June 30, 2000 filed with the Securities and Exchange Commission.


                                Audit Committee:

                                Robert E. Flynn, Chairman
                                P. George Benson



VOTE REQUIRED

     Under New York law, the affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve the change in name of the Company and to ratify the appointment of the independent accountants. The affirmative vote of a plurality of the votes cast at the Annual Meeting is required to elect directors.

EXPENSE OF SOLICITATION

     The cost of soliciting proxies, which also includes the preparation, printing and mailing of this Proxy Statement, will be borne by the Company. Solicitation will be made by the Company primarily through the mail, but regular employees of the Company may solicit proxies personally, by telephone or telegram. The Company will request brokers and nominees to obtain voting instructions of beneficial owners of stock registered in their names and will reimburse them for any expenses incurred in connection therewith.

PROPOSALS OF SHAREHOLDERS

     Shareholders of the Company who intend to present a proposal for action at the 2001 Annual Meeting of Shareholders of the Company, must notify the Company's management of such intention by notice received at the Company's principal executive offices not later than November 8, 2001 for such proposal to be included in the Company's proxy statement and form of proxy relating to such Meeting.

FINANCIAL STATEMENTS

     The Company's Annual Report to Shareholders for the year ended June 30, 2000 and its Quarterly Report for the fiscal quarter ended September 30, 2000 are being delivered with this Proxy Statement to the Company's shareholders.

OTHER MATTERS

     The Board of Directors knows of no matters that are expected to be presented for consideration at the Annual Meeting which are not described herein. However, if other matters properly come before the meeting, it is intended that the person named in the accompanying proxy will vote thereon in accordance with his best judgment.


PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.


Dated:   Purchase, New York
         February 2, 2001


                                         By Order of the Board of Directors



                                         BENJAMIN T. SPORN, Secretary

APPENDIX


      AUDIT COMMITTEE CHARTER
      -----------------------


PURPOSE

     The primary purpose of the Audit Committee (the" Committee") is to assist the Board of Directors (the "Board") in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including by overviewing the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company's systems of internal accounting and financial controls, and the annual independent audit of the Company's financial statements.

     In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose. The Board and the Committee are in place to represent the Company's shareholders; accordingly, the outside auditor is ultimately accountable to the Board and the Committee.

     The Committee shall review the adequacy of this Charter on an annual basis.

MEMBERSHIP

     The committee shall be comprised of not less than two members of the Board prior to June 14, 2001, and not less than three members of the Board thereafter, and the Committee's composition will meet the requirements of the Audit Committee Policy of The National Association of Securities Dealers.

     Accordingly, all of the members will be directors:

(1) Who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company; and

(2) Who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee. In addition, at least one member of the Committee will have accounting or related financial management expertise.

KEY RESPONSIBILITIES

          The Committee's job is one of oversight and it recognizes that the Company's management is responsible for preparing the Company's financial statements and that the outside auditors are responsible for auditing those financial statements.


Additionally, the Committee recognizes that financial management, as well as the outside auditors, have more time, knowledge and more detailed information on the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the outside auditor's work.

The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

o The Committee shall review with management the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K) and review and consider with the outside auditors the matters required to be discussed by Statement of Auditing Standards (`SAS") No. 61.

o The Committee shall discuss with management and the outside auditors the quality and adequacy of the Company's internal controls.

o    The Committee shall:

o    request from the outside  auditors  annually,  a formal  written  statement
     delineating  all   relationships   between  the  auditor  and  the  Company
     consistent with Independence Standards Board Standard Number 1;

o discuss with the outside auditors any such disclosed relationships and their impact on the outside auditor's independence; and

o    recommend   that  the  Board  take   appropriate   action  to  oversee  the
     independence of the outside auditor.

o The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select (or nominate for shareholder approval), evaluate and, where appropriate, replace the outside auditor.

Adopted: March 9, 2000

                                    AMBI INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                  March 8, 2001                 10 a.m.

     The undersigned hereby appoints Gail Montgomery proxy, with full power of substitution and revocation, to vote on behalf of the undersigned all shares of Common Stock of AMBI Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held March 8, 2001 or any adjournments thereof.

     1.   ELECTION OF DIRECTORS

          FOR all the nominees listed below
          (except as marked to the contrary below)             [GRAPHIC OMITTED]

          WITHHOLD AUTHORITY
          To vote for all nominees listed below                [GRAPHIC OMITTED]


     (INSTRUCTION: To WITHHOLD authority to vote for any individual nominee, mark the box next to the nominee's name below.)

     P. George Benson                   [___]

     Audrey T. Cross                    [___]

     Robert A. Flynn                    [___]

     John H. Gutfreund                  [___]

     Gail Montgomery                    [___]

     Marvin Moser                       [___]

     Robert E. Pollack                  [___]


     The Board of Directors recommends a vote FOR the following:

     2. AMENDMENT OF THE CERTIFICATE OF INCORPORATION OF THE COMPANY TO CHANGE THE COMPANY'S NAME TO NUTRITION 21, INC.

         FOR    [___]         AGAINST    [___]         ABSTAIN    [___]


     3. RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR FISCAL 2000.

         FOR    [___]         AGAINST    [___]         ABSTAIN    [___]



     In his discretion, the proxy is authorized to vote upon such other business as may properly come before the meeting or any adjournment(s) thereof.

                  (Continued and to be signed on reverse side)

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED TO ELECT MSES. CROSS AND MONTGOMERY, AND MESSRS. BENSON, FLYNN, GUTFREUND, MOSER, AND POLLACK AS DIRECTORS, TO APPROVE AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION TO CHANGE THE COMPANY'S NAME TO NUTRITION 21, INC., AND TO APPROVE THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR 2001.


Dated:
      --------------------------


--------------------------------
Signature


-------------------------------
Signature if held jointly


     (Please sign exactly as ownership appears on this proxy. Where stock is held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.)


                           PLEASE MARK, DATE, SIGN AND
                   RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.